As filed with the Securities and Exchange Commission on May 28, 1999

                                                  Registration No. 333 - _______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
             (Exact name of registrant as specified in its charter)

           New Jersey                                        22 - 1697095
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                          505 Main Street, P.O. Box 667
                          Hackensack, New Jersey 07602
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                           --------------------------

     FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                           --------------------------

                               Robert S. Hekemian
                Chairman of the Board and Chief Executive Officer
                First Real Estate Investment Trust of New Jersey
                          505 Main Street, P.O. Box 667
                          Hackensack, New Jersey 07602
                                 (201) 488-6400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
                              JOHN A. AIELLO, ESQ.
                           Giordano, Halleran & Ciesla
                           A Professional Corporation
                                  P.O. Box 190
                               125 Half Mile Road
                          Middletown, New Jersey 07748

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Title of securities to be            Amount to be        Proposed maximum      Proposed maximum        Amount of
registered                          registered (2)      offering price per    aggregate offering    registration fee
                                                            share (3)              price (3)
---------------------------------------------------------------------------------------------------------------------
Shares of Beneficial                  230,000              $29.50                 $ 6,785,000         $1,886.23
Interest, without par value (1)
---------------------------------------------------------------------------------------------------------------------
Options to purchase Shares of         230,000                ----                  ----                 ----
Beneficial Interest (1)
---------------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                                                                                $1,886.23
                                                                                                      =========

(1) Under the First Real Estate Investment Trust of New Jersey Equity Incentive Plan (the "Equity Incentive Plan").

(2) An undetermined number of additional shares of beneficial interest may be issued if the anti-dilution adjustment provisions of the Equity Incentive Plan become operative upon the occurrence of certain corporate transactions or events including, without limitation, a stock dividend or stock split.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the bid and asked prices for a share of beneficial interest of First Real Estate Investment Trust as reported on the OTC Bulletin Board Service provided by NASD, Inc. on May 25, 1999.

                                    PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2.

         The documents containing the information about the First Real Estate Investment Trust Equity Incentive Plan (the "Equity Incentive Plan") required by
Part I of Form S-8 have been or will be sent or given to the participants as specified by Rule 428 (b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Certain information included in the Section 10(a) Prospectus and other filings of First Real Estate Investment Trust of New Jersey (the "Company") under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.

                                    PART II.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

     (b) From the date of filing of such documents, all other reports filed by the Company, with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1998, including, without limitation, the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999.

     (c) The description of the Company's shares of beneficial interest contained in the Company's Registration Statement on Form 8-A as filed with the Commission on November 6, 1998.

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

          Not applicable.

Item 5.     Interest of Named Experts and Counsel.

         Not applicable.

Item 6.     Indemnification of Trustees and Officers.

         The following summary describes the relevant terms of the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") which provide for the limitation of liability with respect to and indemnification of an agent of the Company, including, without limitation, any person who is or was a Trustee, officer or employee of the Company.

         Pursuant to Section 7.3 of Article VII of the Company's Declaration of Trust, no Trustee, officer or agent of the Company shall be liable on account of his own acts, neglects, and defaults (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) to the Company or to any shareholder, Trustee, officer or agent thereof except for such of his own acts, neglects, and defaults as constitute a willful breach of trust knowingly and intentionally committed in bad faith.

         Pursuant to Section 7.4 of Article VII of the Declaration of Trust, the Company shall indemnify each of its Trustees, officers, employees and agents (including any person who serves at its written request as a director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened while acting as Trustee or as an officer, employee or agent of the Company or the Board of Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company.

         As to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Company by a majority of the disinterested Trustees or the Company shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Company.


         No Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company's property; and no shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise.

         The Board of Trustees may make advance payments in connection with indemnification under this section, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he is not entitled to such indemnification.

Item 7.     Exemption from Registration Claimed.

         Not applicable.

Item 8.     Exhibits.

         Exhibit Number                                              Description
         --------------                                              -----------
             5.                   Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

            23.01                 Consent of J.H. Cohn LLP

            23.02                 Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).

            24.                   Power of attorney (filed with signature pages).

Item 9.     Undertakings.

         The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Trustee or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hackensack, State of New Jersey, on the 28th day of May, 1999.

                          FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY (Registrant)

                           By:/s/ Robert S. Hekemian
                               -------------------------------------------------
                               Robert S. Hekemian
                               Chairman of the Board and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Hekemian his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                      Date

                                    Chairman of the Board,
/s/ Robert S. Hekemian           Chief Executive Officer and        May 28, 1999
-------------------------------  Trustee (Principal Executive
Robert S. Hekemian                          Officer)


/s/ Donald W. Barney
-------------------------------        Trustee                      May 28, 1999
Donald W. Barney



/s/ John B. Voskian, M.D.              Trustee                      May 28, 1999
-------------------------------
John B. Voskian, M.D.

/s/ Herbert C. Klein,                  Trustee                      May 28, 1999
-------------------------------
Herbert C. Klein, Esq.



/s/ Charles J. Dodge                   Trustee                      May 28, 1999
-------------------------------
Charles J. Dodge



/s/ Ronald J. Artinian                 Trustee                      May 28, 1999
-------------------------------
Ronald J. Artinian



/s/ Alan L. Aufzien                    Trustee                      May 28, 1999
-------------------------------
Alan L. Aufzien


                                    Executive Secretary and
/s/ William R. DeLorenzo, Jr.    Treasurer (Principal Financial     May 28, 1999
-------------------------------     and Accounting Officer)
William R. DeLorenzo, Jr., Esq.

                                   EXHIBIT INDEX

Exhibit
Number                         Description
------                         -----------


5.           Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

23.01        Consent of J.H. Cohn LLP

23.02        Consent of Giordano, Halleran & Ciesla, P.C.
             (filed with Exhibit 5).

24.          Power of attorney (filed with signature pages).